Exhibit 10.42

September 30, 2004

Monica J. Burke

Executive Vice President and Chief Financial Officer

Willis Lease Finance Corporation

2320 Marinship Way

Sausalito, CA 94965

Dear Ms. Burke:

Reference is made to:

(1)          the Amended and Restated Indenture, dated as of December 13, 2002 and as amended on October 10, 2003 (the “Indenture”) between Willis Engine Funding LLC as Issuer (“WEF”) and The Bank of New York as Indenture Trustee;

(2)          the Amended and Restated Subclass A-1 Note Purchase Agreement, dated as of December 13, 2002 and as amended on October 10, 2003 (the “Subclass A-1 Note Purchase Agreement”) among WEF, Willis Lease Finance Corporation (“WLFC”), Sheffield Receivables Corporation (“Sheffield”) and Barclays Bank PLC (“Barclays”);

(3)          the Amended and Restated Subclass B-1 Note Purchase Agreement, dated as of December 13, 2002 and as amended on October 10, 2003 (the “Subclass B-1 Note Purchase Agreement”)  among WEF, WLFC, Fortis Bank (Nederland) N.V. and Barclays;

(4)          the Subclass A-2 Note Purchase Agreement dated as of December 13, 2002 (as amended on October 10, 2003 and as may subsequently be amended, supplemented or otherwise modified from time to time; the “Subclass A-2 Note Purchase Agreement”), among WEF, WLFC, Sheffield and Barclays; and

(5)          the Subclass B-2 Note Purchase Agreement dated as of December 13, 2002 (as amended on October 10, 2003 and as may subsequently be amended, supplemented or otherwise modified from time to time; the “Subclass B-2 Note Purchase Agreement”), among WEF, WLFC, Sheffield and Barclays.

In response to your request, this letter agreement (the “Renewal Letter”) is delivered by the Class A Purchasers and the Class B Purchasers pursuant to which such Purchasers agree to extend the Commitment Termination Date in accordance with Section 2.03(b) of each of the agreements referenced in items (2), (3), (4), and (5) above (collectively, the “Agreements”).  Each of the parties hereto agrees to the following extensions:

•                  Indenture:  the Conversion Date shall be extended to March 9, 2005;

•                  Subclass A-1 Note Purchase Agreement:  the Commitment Termination Date shall be extended to March 9, 2005; and

•                  Subclass B-1 Note Purchase Agreement:  the Commitment Termination Date shall be extended to March 9, 2005.

•                  Subclass A-2 Note Purchase Agreement:  the Commitment Termination Date shall be extended to March 9, 2005; and

•                  Subclass B-2 Note Purchase Agreement:  the Commitment Termination Date shall be extended to March 9, 2005.

Representations and Warranties

The Issuer represents and warrants to the Purchaser’s Agent and the Note Purchasers that:

(a)          Each of the representations and warranties of the Issuer contained in the Related Documents to which it is a party (i) were true and correct when made and (ii) after giving effect to this Renewal Letter, continue to be true and correct in all material respects on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date).

(b)         This Renewal Letter and the Agreements, as amended hereby, constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)          After giving effect to this Renewal Letter, no Early Amortization Event has occurred and is continuing.

Conditions to Effectiveness

This extension shall become effective on the date when the following conditions precedent have been satisfied (such date the “Renewal Effective Date”):

(a)          The Purchaser’s Agent, each Note Purchaser, the Servicer and the Issuer shall have delivered to the Purchaser’s Agent an executed counterpart of this letter agreement.

(b)         The representations and warranties set forth above shall be true and correct in all material respects on the date hereof and on the Renewal Effective Date.

Further Condition

Notwithstanding the Renewal Effective Date, this extension shall terminate on October 5, 2004 unless the Renewal Fee of $540,000 (or other amount as mutually agreed by the Deal Agent and the Issuer), payable in connection with this Renewal Letter, shall have been received by the Deal Agent by October 5, 2004.

Capitalized terms not defined herein or in the Agreements shall have the meanings assigned to them in the Indenture.

Very truly yours,

SHEFFIELD RECEIVABLES CORPORATION
as Subclass A-1 Note Purchaser and Subclass A-2 Note Purchaser

By: Barclays Bank PLC, as attorney-in-fact

By:
Name:
Title:

BARCLAYS BANK PLC, NEW YORK BRANCH
as Subclass B-1 Note Purchaser and Subclass B-2 Note Purchaser

By:
Name:
Title:

FORTIS BANK (NEDERLAND) N.V.
as Subclass B-1 Note Purchaser

By:
Name:
Title:

Acknowledged by:

WILLIS ENGINE FUNDING LLC
as Issuer

By:
Name:
Title: